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EXHIBIT 32.1

CERTIFICATION OF PERIODIC REPORT

        The undersigned Chairman of the Board, Chief Executive Officer and President and Executive Vice President and Chief Financial Officer of Marquee Holdings Inc. (the "Company"), each hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

  (1)
  the Annual Report on Form 10-K of the Company for the year ended April 3, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 18, 2008
/s/ PETER C. BROWN Peter C. Brown Chairman of the Board, Chief Executive Officer, Director and President
/s/ CRAIG R. RAMSEY Craig R. Ramsey Executive Vice President and Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Marquee Holdings Inc. and will be retained by Marquee Holdings Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]

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  EXHIBIT 32.1
CERTIFICATION OF PERIODIC REPORT